UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 2004

CVS CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

	DELAWARE
	(State or Other Jurisdiction of Incorporation)

001-01011		050494040
(Commission File Number)		(I.R.S. Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

     On July 31, 2004, CVS Corporation and its wholly owned subsidiary, CVS Pharmacy, Inc., completed the acquisition of approximately 1,260 Eckerd drugstores (located mainly in the southern United States, including Texas and Florida), as well as Eckerd Health Services, which includes Eckerd’s pharmacy benefits management and mail order businesses, which we refer to collectively as the Southern Business, from J.C. Penney Company, Inc. The carve out special purpose financial statements of the Southern Business as of January 31, 2004 and May 1, 2004 are attached as Exhibit 99.1 and are incorporated herein by reference.

     We have included in this report historical financial information on a carve out special purpose basis for the Southern Business, but we have not included financial information for the CVS Corporation and the Southern Business on a pro forma basis. The historical information included in this report is not necessarily indicative of the future performance of the combined companies.

     The information in this report is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit 99.1	Carve Out Special Purpose Financial Statements of the Southern Operations of Eckerd drugstores (a business of TDI Consolidated Corporation) as of January 31, 2004 and May 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date: September 9, 2004	By:	/s/ David B. Rickard

		Name:	David B. Rickard
		Title:	Chief Financial Officer and Chief Administrative Officer